Exhibit 10.23

JULY 2011 FORM OF OPTION AWARD AGREEMENT

(2001 STOCK OPTION PLAN)

Express-1 Expedited Solutions, Inc.

3399 South Lakeshore Drive, Suite 225

Saint Joseph, Michigan 49085

[DATE]

[NAME]

[ADDRESS]

Re: Grant of Stock Option under the 2001 Stock Option Plan

Dear Mr. [—],

As you know, Jacobs Private Equity LLC, a Delaware limited liability company (the “Investor Representative”), certain other investors (such investors, together with the Investor Representative, the “Investors”), and Express-1 Expedited Solutions, Inc. (the “Company”), have entered into an investment agreement, dated June 13, 2011, as amended, modified or supplemented from time to time (the “Investment Agreement”), that will, subject to the satisfaction of the terms and conditions of the Investment Agreement, result in the Investors making an investment in the Company as contemplated by the Investment Agreement (the “Investment”). In connection with the Investment, the Company and you have agreed to amend your employment agreement with [—], dated [—] (the “Employment Agreement”), which amendment contemplates, among other things, the grant of certain options to purchase shares of the Company’s common stock, $0.01 par value per share (the “Stock”). Accordingly, the Board of Directors of the Company is pleased to award you an option (the “Option”) pursuant to the provisions of the Company’s 2001 Stock Option Plan (the “Plan”). The Option was approved and granted on the date of this letter as set forth above (the “Grant Date”); provided, however, that the Option shall be forfeited and you shall have no further rights with respect thereto if the Investment Agreement is terminated prior to the closing of the Investment (the “Closing”). This letter will describe the Option granted to you. Attached to this letter is a copy of the Plan. The terms of the Plan also set forth provisions governing the Option granted to you. Therefore, in addition to reading this letter, you should also read the Plan. Your signature on this letter is an acknowledgment to us that you have read and understand the Plan and that you agree to abide by its terms. All terms not defined in this letter shall have the same meaning set forth in the Plan. To the extent the terms in this letter differ from the terms of the Plan or any other agreement between you and us, the terms in this letter shall govern.

1. Type of Option. You are granted a nonqualified stock option.

2. Rights and Privileges. Subject to the conditions hereinafter set forth, we grant you the right to purchase [—] shares of Stock at an exercise price of $ [—] per share (the “Exercise Price”), the closing market price of a share of Stock on the Grant Date.

3. Vesting Schedule. The Option vests, subject to your continued employment with us or any of our Subsidiaries, in three equal installments on each first three anniversaries of the date of the Closing. Any portion of the Option that has vested may be exercised, from time to time, until this Option terminates pursuant to Section 5 of this letter. Notwithstanding any provision of this letter or any other agreement between you and us, the Option shall automatically terminate on the tenth anniversary of the Grant Date.

4. Method of Exercise. The Option shall be exercised by written notice to the Company, complying with the applicable procedures established by the Committee or the Company. The notice shall set forth the shares of Stock to be acquired and shall contain full payment, in accordance with Section 6.6 of the Plan, of the aggregate Exercise Price for the shares of Stock to be acquired.

5. Termination of Option. To the extent not exercised, and notwithstanding any other provision in this letter, unless the Committee determines otherwise, all vested Options shall automatically terminate upon the first to occur of the following events:

(a) termination of your employment for Cause (as such term is defined in the Employment Agreement); or

(b) the expiration of three (3) months following the date of termination of your employment with the Company and its Subsidiaries for any reason other than Cause; or

(c) breach of any restrictive covenant (which, for the avoidance of doubt, includes any non-compete, non-solicit, non-disparagement or confidentiality provision) to which you are subject; or

(d) your engaging in fraud or willful misconduct that contributes materially to any financial restatement or material loss to the Company or any of its Subsidiaries.

Notwithstanding Section 6(f) of the Employment Agreement or any other agreement between you and the Company or any of its Subsidiaries, any part of an Option that has not vested as of the date of termination for any reason shall be voided and therefore unexercisable as of said date of termination. For purposes of this Section 5, “termination of employment” shall include the termination of an employee’s employment with the Company and its Subsidiaries, the termination of a director’s service on the Company’s Board of Directors, and the termination of services being provided to the Company or its Subsidiaries by a consultant, as applicable.

6. Binding Effect. The rights and obligations described in this letter shall inure to the benefit of and be binding upon both of us, and our respective heirs, personal representatives, successors and assigns.

7. Change of Control.

(a) Notwithstanding any provision in the Plan or your Employment Agreement to the contrary, upon the occurrence of a Change of Control (as defined in your Employment Agreement, if applicable), unless provision is made in connection with the Change of Control for (i) assumption of any outstanding portion of the Option granted pursuant to this letter or (ii) substitution for such Option of new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code), with appropriate adjustments as to the number and kinds of shares and the exercise prices, such Option shall automatically vest and be deemed exercisable as of immediately prior to such Change of Control. For the avoidance of doubt, notwithstanding any provision in the Plan or your Employment Agreement to the contrary, none of the Investment, the Closing or any of the transactions contemplated by the Investment Agreement shall constitute a Change of Control or otherwise accelerate the vesting of any portion of the Option.

(b) Notwithstanding any provision in the Plan or your Employment Agreement to the contrary, upon the occurrence of a Change of Control (as defined in your Employment Agreement, if applicable), the Committee, is hereby authorized, if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, to make adjustments in the terms and conditions of, and the criteria included in, the Options, (i) by providing for a cash payment to you in consideration for the cancelation of such Option in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of a share of Stock subject to such Option over the aggregate exercise price of such Option and (ii) by canceling and terminating any Option having a per share exercise price equal to, or in excess of, the Fair Market Value of a share of Stock subject to such Option without any payment or consideration therefor.

8. Tax Withholding. The issuance of shares of Stock upon exercise and full payment of the Exercise Price for the shares of Stock to be acquired is conditioned on satisfaction of any applicable withholding taxes in accordance with Article 10 of the Plan. You may satisfy, in whole in part, any withholding tax liability that may arise in connection with the exercise of the Option by having us withhold from the shares of Stock you would be entitled to receive upon exercise of the Option a number of shares of Stock having a Fair Market Value equal to such withholding tax liability.

EXCEPT AS SPECIFICALLY STATED IN THIS LETTER, THIS LETTER AMENDS AND RESTATES ANY LETTER OR OTHER AGREEMENT OR DOCUMENT PREVIOUSLY ISSUED TO YOU BY EXPRESS-1 EXPEDITED SOLUTIONS, INC. WITH RESPECT TO THE STOCK OPTION GRANT DESCRIBED HEREIN, AND, AS SUCH, THIS LETTER, TOGETHER WITH THE ATTACHED PLAN, EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING OF THE PARTIES WITH RESPECT TO THIS GRANT, AND SUPERSEDE ALL OTHER PRIOR COMMITMENTS, ARRANGEMENTS, OR UNDERSTANDINGS, BOTH ORAL AND WRITTEN, BETWEEN THE PARTIES WITH RESPECT THERETO.

Very truly yours,

EXPRESS-1 EXPEDITED SOLUTIONS, INC.,

by
Name:
Title:

AGREED AND ACCEPTED

[NAME]

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